THIRTY-FIRST AMENDMENT

KANSAS CITY LIFE INSURANCE COMPANY

SAVINGS AND PROFIT SHARING PLAN

TABLE OF CONTENTS

ARTICLE I: CREATION AND PURPOSE OF TRUST	4
1.1 Name	4
1.2 Purpose	4
1.3 Exclusive Benefit of Employees.	4
ARTICLE II: QUALIFICATION AND ELIGIBILITY	5
2.1 Qualification	5
2.2 Eligibility Date	6
2.3 Enrollment Communication	6
2.4 Election to Participate	6
2.5 Failure to Elect	6
2.6 Participation and Service on Reemployment	6
ARTICLE III: MEMBER CONTRIBUTIONS	8
3.1 Rate of Contribution	8
3.2 Salary or Compensation Defined	9
3.3 Suspension of Contributions	10
3.4 Distribution Conditions	10
3.5 Withdrawal, Financial Hardship	11
3.6 Compensation Reduction Limitations	12
3.7 Deferral Percentage Test	13
3.8 Actual Contribution Percentage (ACP) Test	14
3.9 Combined Deferral Plans	15
3.10 Rollover Contributions	16
ARTICLE IV: PROFIT SHARING AND MATCHING COMPANY CONTRIBUTIONS	17
4.1 Rate of Matching Company Contribution	17
4.2 Discretionary Profit Sharing Contribution	18
4.3 Form of Payment	18
ARTICLE V: INVESTMENT OF CONTRIBUTIONS	19
5.1 Investment of Funds	19
5.2 Voting of Shares	19
5.3 Tender Offer	19
ARTICLE VI: ALLOCATION TO AND EVALUATION OF PARTICIPANTS ACCOUNTS	20
6.1 Investment Funds	20
6.2 Participants' Accounts	21
6.3 Selected Investments	21
6.4 Investment Changes	21
6.5 Investment in Kansas City Life Stock Investment Option.	22
6.6 Dividend Reinvestment	23
ARTICLE VII: ALLOCATION OF FIDUCIARY RESPONSIBILITY	23
7.1 Fiduciaries	23
7.2 Administration	23
7.3 Trustees	23
7.4 Duties	23
ARTICLE VIII: VESTING	23

- Page 1 -

8.1 Vesting of Company Contributions	24
8.2 Vesting of Company Contributions upon Termination of Plan	25
ARTICLE IX: ACCOUNT WITHDRAWALS	25
9.1 Optional Withdrawals	25
9.2 Withdrawals for Financial Need	25
9.3 Time and Method of Payment	25
9.4 Elective Account Loans	26
ARTICLE X: DISTRIBUTIONS	26
10.1 Distribution of Full Value of Accounts	27
10.2 Termination	27
10.3 Method of Distribution	27
10.4 Commencement of Distribution	28
10.5 Valuation	28
10.6 Facility of Payment	28
10.7 Beneficial Designation	28
10.8 Fractional Shares	29
ARTICLE XI: APPLICATION OF FORFEITURES	29
ARTICLE XII: ADMINISTRATIVE COMMITTEE	29
12.1 Membership	29
12.7 Claims Procedure	30
ARTICLE XIII: AMENDMENT AND TERMINATION	31
13.1 Amendment	31
13.2 Termination	31
13.3 Merger	31
ARTICLE XIV: THE TRUST	31
14.1 Number of Trustees	31
14.2 Trustees shall Receive Sums Paid	31
14.3 Investment of Funds	32
14.4 Approval of Investments	33
14.5 Cash Reserve	33
14.6 Disbursement of Funds	34
14.7 Instructions to Trustees	34
14.9 Accounting by Trustees	34
14.10 Compensation	34
14.11 Trustees and Vacancies	34
14.12 Rules	35
ARTICLE XV: GENERAL PROVISIONS	35
15.1 Expenses	35
15.2 Source of Payment	35
15.3 Inalienability of Benefits	35
15.4 No Right to Employment	36
15.5 Unknown Heirs	36
15.6 Accrued Benefit	36
15.7 Uniform Administration	36
15.8 Beneficiary	36

- Page 2 -

15.9 Severability	36
15.10 Articles	36
15.11 Gender	37
15.12 Plural	37
15.13 Disability	37
15.14 Retirement Dates	37
15.15 Initial Qualification	38
15.16 Company	38
15.17 Employee	38
15.18 Agents	38
15.19 Company Stock	39
15.20 Executive Committee	39
15.21 Board of Directors	39
15.22 Maximum Limitation	39
15.23 Annual Additions	39
15.24 Annual Additions Reduction	40
15.25 Annual Additions Reduction	40
15.26 Retirement Plan	40
15.27 Defined Contribution Plan	41
15.28 Defined Benefit Plan	41
15.29 Defined Benefit Plan Fraction	41
15.30 Defined Contribution Plan Fraction	41
15.31 Affiliated Company Participation	42
15.32 Highly Compensated Person	42
15.33 Direct Rollovers	44
15.34 Participants who Enter Armed Forces	46
15.35 Contribution Under Mistake of Fact	46
15.36 Contributions Conditioned on Deductibility	46
ARTICLE XVI: TOP HEAVY PROVISIONS	47
16.1 Compensation Limits	47
16.2 Key Employee	47
16.3 Non-Key Employee	48
16.4 Super Top Heavy Plan	48
16.5 Top Heavy Plan	48
16.6 Top Heavy Plan Year	48
16.7 Top Heavy Plan Requirements	48
16.8 Determination of Top Heavy Status	49
16.9 Modification of Top Heavy Rules	52

TOC128

- Page 3 -

KANSAS CITY LIFE INSURANCE COMPANY

SAVINGS AND PROFIT SHARING PLAN

THIS THIRTY-FIRST AMENDMENT, comprising the restated Kansas City Life Insurance Company Savings and Profit Sharing Plan, except as otherwise specifically stated in the Plan, is effective the lst day of January, 2009, and is entered into by and between Kansas City Life Insurance Company, a Corporation organized and existing under the Laws of the State of Missouri, hereinafter called the “Company” and Charles R. Duffy, Jr., Tracy W. Knapp and Mark A. Milton, Successor Trustees, hereinafter referred to as the “Trustees”.

ARTICLE I

Creation and Purpose of Trust

1.1

Name. The Company hereby creates this Plan and Trust to be known as the “Kansas City Life Insurance Company Savings and Profit Sharing Plan” (formerly the Kansas City Life Insurance Company Savings and Investment Plan), hereinafter sometimes referred to as the “Plan” or “Trust”.

1.2

Purpose. It is the purpose of this Plan to recognize the contributions of its employees to the successful operation of the Company and to reward such contributions by providing certain savings and investment and profit sharing benefits for those who become participants under the Plan, and for their beneficiaries.

1.3

Exclusive Benefit of Employees. This Agreement has been made, and this Plan and Trust created, for the exclusive benefit of the Company’s employees and their beneficiaries. The terms of this Plan are intended to comply with the provisions of Sections 401(a), 501(a) and 401(k) of the Internal Revenue Code of 1986 as amended from time to time, and Treasury Department Regulations in connection therewith in order that the Plan and Trust may qualify for tax exemption. Under no circumstances shall any part of the principal or income of the Plan and Trust be used for, or revert to, the Company, or be used for, or diverted to, any purposes other than for the exclusive benefit of the employees and their beneficiaries. This Plan and Trust shall not be construed, however, as giving any employee, or any other person, any right, legal or equitable as against the Company, the Trustees, or the principal or income of the Trust, except as specifically provided for herein, nor shall it be construed as giving any employee the right to remain with the Company or in the Company’s employment.

- Page 4 -

ARTICLE II

Qualification and Eligibility

2.1	Qualification. The requirements of qualification for employees are set forth hereinafter.

(a)

Employees. Beginning February 1, 2002, each present and future employee shall be qualified to enter into a compensation reduction agreement under Paragraph 3.1 at the time specified in Paragraph 2.2 following the later of the employee’s date of hire or attaining the age of twenty-one (21) years.

(b)

Each present and future employee shall be qualified to receive a matching Company contribution as specified in Paragraph 4.1 and a discretionary profit sharing contribution as specified in Paragraph 4.2 of this Plan following the later of the employee’s date of hire or attaining the age of twenty-one (21) years.

(c)	With respect to this Plan,

1.

Except for periods of service that are disregarded as described in Paragraph 2.6, an employee will receive credit for service for the aggregate of all time periods (regardless of an employee’s actual hours of service) commencing with the employee’s employment commencement date, or with the employee’s reemployment commencement date, and ending on the date a break in service begins. An employee’s employment commencement date or the employee’s reemployment commencement date begins on the first day the employee performs an hour of service following employment or reemployment. An employee who is reemployed will be credited with service for any period of severance of less than twelve (12) consecutive months. Any fractional periods of service will be expressed in days.

2.

A break in service is a period of severance of at least twelve (12) consecutive months. A period of severance is a continuous period of time during which the employee is not employed by the Company. The continuous period begins on the date the employee retires, quits, is discharged, or dies, or if earlier, the first twelve (12) month anniversary of the date on which the employee is absent from service for any other reason (including disability, vacation, leave of absence, layoff, etc.) In case of an employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date the employee is otherwise absent from service does not constitute a break in service.

2.2	Eligibility Date. Except as provided in the next sentence, any employee of the Company

- Page 5 -

who becomes qualified after the effective date of this Agreement, shall be eligible to become a participant as of the day of the employee’s qualification. Any employee of Old American Insurance Company shall be eligible to become a participant no earlier than November 1, 1992 and in accordance with the terms of the Adoption Agreement dated December 19, 1991.

2.3

Enrollment Communication. The Company shall inform each new employee when hired of the Plan and shall provide them with enrollment information if eligible. If not eligible on the date of employment, the employee will be notified when the eligibility requirements of Paragraph 2.1 are attained.

2.4

Election to Participate. Except as provided in Paragraph 4.2, any eligible employee who desires to become a participant must complete the required enrollment process. After January 1, 2008, all eligible employees will be automatically enrolled with a default rate of contribution of three percent (3%). During such enrollment process, the employee shall agree to be bound by the terms of this Plan and Trust and of all amendments hereafter adopted with the same force and effect as if the employee had executed this Plan and Trust and shall set forth such reasonable information as may be required to effect participation and maintain the qualified status of this Plan and Trust.

2.5

Failure to Elect. Any employee who fails to elect to become a participant at the time of first becoming eligible or, after January 1, 2008, opts out of automatic enrollment, may elect to commence participation on any other business day of any month provided the employee shall then be eligible.

2.6

Participation and Service on Reemployment. Subject to the provisions of this Plan, active participation in the Plan by an employee shall cease upon termination of employment with the Company. Upon an employee’s termination on or after January 1, 1976, any twelve (12) month employment period during which the employee completes less than five hundred one (501) hours of employment or work due to a termination shall constitute a one (1) year break in service. Beginning December 1, 2006, a break in service shall be as defined in Paragraph 2.1.

Upon the reemployment by the Company of any person whose participation has been terminated from January 1, 1976 through December 31, 1984, the following rule shall apply in determining the person’s participation and vesting in the Plan:

(a)

Participation – before a break in service: If the employee is rehired before a one (1) year break in service, the employee shall be eligible to participate in the plan as soon as administratively feasible following the date of the employee’s reemployment if otherwise qualified.

After a break in service: If an employee is rehired after a one (1) year break in service, the employee shall be eligible to participate in the Plan upon completion of the requirements set forth in Paragraph 2.1 herein.

- Page 6 -

(b)

Service – for vested participants: In the case of a person who was vested when the prior period of employment terminated, any service attributable to the prior period of employment shall be reinstated as of the date of reparticipation and shall be vested immediately upon the person’s reparticipation.

For other persons: In the case of a reemployed employee who was not a participant in the Plan during the prior period of employment or in the case of a participant who was not vested when the prior period of employment terminated, any service attributable to the prior period of employment shall be restored only if the number of consecutive years of the person’s break in service was less than the aggregate number of years of prebreak service.

Upon the reemployment by the Company of any person who has been terminated on or after January 1, 1985, the following rules shall apply in determining the person’s participation and vesting in the Plan:

(c)

Participation – before a five (5) year break in service: If the employee is rehired before the number of one (1) year breaks in service equals or exceeds the greater of five (5) consecutive years of service or the aggregate number of years of service earned before the consecutive breaks in service, the employee shall be eligible to participate in the plan as soon as administratively feasible immediately following the date of reemployment if otherwise qualified. This rule of parity will apply to employees who had no vested interest on separation of employment.

After a five (5) year break in service: If an employee is rehired and does not qualify for participation or vesting under the rule in the above Paragraph, the employee shall be eligible to participate in the Plan upon completion of the requirements set forth in Paragraph 2.1 herein.

(d)

Service – for vested participants: In the case of a person who was fully or partially vested in the Company contribution account when the prior period of employment terminated, any service attributable to prior period of employment shall be reinstated as of the date of reemployment and the person shall participate immediately and also be vested in accordance with prior years of service.

For other persons: In the case of a reemployed employee who was not a participant in the Plan during the prior period of employment or in the case of a participant who was not vested when the prior period of employment terminated, any service attributable to the prior period of employment shall be restored unless the number of one (1) year breaks in service equals or exceeds the greater of five (5) consecutive years of service or the aggregate number of years of service earned before the consecutive breaks in service.

Sunset Life and Old American Insurance Company: If an employee’s employment with either Kansas City Life Insurance Company, Sunset Life Insurance Company of America, Old American Insurance Company or any other

- Page 7 -

affiliated corporation of Kansas City Life Insurance Company, shall be terminated and the person is subsequently employed by any other of the affiliated corporations, the employee’s employment shall be treated as if under one (1) employer for the purpose of this Plan.

ARTICLE III

Member Contributions

3.1

Rate of Contribution. Commencing January 1, 1988, each participant may elect to enter into a compensation reduction agreement with the Company by which a contribution will be made for the participant’s respective account in an amount equivalent to one percent (1%) (commencing September 1, 1993), two percent (2%), three percent (3%), four percent (4%), five percent (5%), six percent (6%), seven percent (7%), eight percent (8%), nine percent (9%), ten percent (10%) and commencing January 1, 1998, eleven percent (11%), twelve percent (12%), thirteen percent (13%), fourteen percent (14%) or fifteen percent (15%) and commencing January 1, 2002, any percentage not to exceed one hundred percent (100%) of the participant’s compensation as defined in Section 3.2(a) provided however, that no contribution in excess of five percent (5%) and commencing January 1, 1994, six percent (6%), shall be made for any participant who shall be classified as a highly compensated person. A participant may elect to change his or her contribution percentage rate on any day of any month by giving such notice as shall be prescribed by the Committee. The contribution for each participant shall be paid to the Trustees semi-monthly and credited to the respective participant’s accounts. The contributions herein may sometimes be referred to as the participant’s “elective account”.

Beginning with years after December 31, 2001, no participant shall be permitted to have elective contributions made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitations contained in Code Section 402(g), 415(d) and regulations ($15,500 in 2007) in effect for such taxable year, except for catch-up elective contributions permitted in the following Paragraph and Code Section 414(v).

Beginning with contributions made after December 31, 2001, all employees who are eligible to make elective contributions under this Plan and who have attained age fifty (50) before the close of the Plan year shall be eligible to make catch-up elective contributions in accordance with and subject to the limitations of, Code Section 414(v). Such catch-up elective contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up elective contributions.

- Page 8 -

3.2	Salary or Compensation Defined.

(a)

For the purposes of Paragraph 3.1 herein and with respect to employees of the Company, the term “salary” or “compensation”, includes only the fixed amounts, hourly, weekly, semi-monthly or monthly, due and payable to the employees of the Company, not reduced by any salary reductions, but not to exceed, commencing January 1, 2002, two hundred thousand dollars ($200,000.00) for each calendar year and does not include any bonuses, overtime, pay in lieu of vacation, pay while on layoff, severance pay or other extraordinary payments by the Company.

(b)

The two hundred thousand dollar ($200,000.00) amount shall be adjusted at the same time and in such manner in accordance with Code Section 401(a)(17). For all other purposes of this Plan, prior to January 1, 2008 compensation shall be defined by the provisions of Internal Revenue Code Regulation 1.415-2(d)(11)(i) and shall also include any amount not includable in the gross income of an employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) and 403(b). Beginning on January 1, 2008, compensation shall be defined by the provisions of Internal Revenue Code Regulation 1.415(c)-2(d)(4), as modified by the default rules of Internal Revenue Code Regulation 1.415(c)-2(e).

(c)

The family aggregation rules of Section 414(q) of the Internal Revenue Code, as modified by Section 401(a)(17), apply with respect to the requirement that the Plan must limit the amount of contributions taken into account in determining contributions. That is, the Plan must treat the following family unit as a single employee with one compensation to which the annual compensation limit under the plan applies:

An employee who is either a five percent (5%) owner or is both a highly compensated employee and one of the ten (10) most highly compensated employees, such employee’s spouse and any lineal descendants of such employee who have not attained age nineteen (19) before the close of the year. If the compensation for the family unit exceeds the annual compensation limit, then the Plan must prorate the limit among the members of the family unit in proportion to each individual’s compensation.

The family aggregation rules shall not apply effective January 1, 1997.

3.3

Suspension of Contributions. A participant may suspend his or her compensation reduction agreement on any day of any month by giving such notice as shall be prescribed by the Committee and no contribution shall be made during such suspension period. Such suspension may last indefinitely. The participant may resume his or her compensation reduction agreement on any day of any month providing the participant shall then be eligible to participate, by giving such notice as shall be prescribed.

- Page 9 -

3.4

Distribution Conditions. The balance in each participant’s elective account shall be fully vested at all times and shall not be subject to forfeiture for any reason. Amounts held in the participant’s elective account may not be distributable prior to the earlier of,

(1)	Retirement, disability, termination of employment or death; or

(2)	Attainment of age fifty-nine and one-half (59 ½); or

(3)	Termination of the Plan without establishment of a successor Plan by the Company or an affiliated employer; or

(4)	Proven financial hardship, subject to the limitations of Section 3.5.

For distributions occurring after December 31, 2001, a participant’s elective contributions and earnings attributable to those contributions shall be distributed on account of the participant’s severance of employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions of the Plan that require a separation from service before such amounts may be distributed.

In the event that the dollar limitation provided for in Paragraph 3.1 is exceeded, the Administrative Committee shall direct the Trustees to distribute such excess amount and any income allocable to such amount, to the participant not later than April 15th following the close of the participant’s taxable year. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the participant’s elective account or the amount of the contribution made for such participant’s elective account in the calendar year resulting from his or her salary reduction agreement.

In the event that a participant is also a participant in another qualified cash or deferred arrangement as defined in Code Section 401(k), a simplified employee pension plan as defined in Code Section 408(k) or a salary reduction arrangement within the meaning of Code Section 3121(a)(5)(d) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangements and this Plan cumulatively exceed ten thousand dollars ($10,000.00) or such amount adjusted annually as provided in Code Section 415(d) and regulations for such participant’s taxable year, the participant may, not later than March 1st following the close of participant’s taxable year, notify the Administrative Committee in writing of such excess and request that his or her deferred compensation to this Plan be reduced by an amount specified by the participant. Such amount shall then be distributed in the same manner as provided in the previous Paragraph.

3.5

Withdrawal, Financial Hardship. A participant may request a distribution due to financial hardship. Commencing January 1, 1988, such distribution shall be limited solely to the participant’s deferred compensation without regard to any earnings on such deferred compensation. Withdrawal under this section shall only be authorized in the event of financial hardship if the distribution is made on account of an immediate and heavy financial need and it is necessary to satisfy the financial need. For purposes of this

- Page 10 -

Paragraph, a distribution will be deemed to be on account of an immediate and heavy financial need if the distribution is for expenses for (or necessary to obtain) medical care that would be deductible under IRC Section 213 (d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); costs directly related to the purchase of a principal residence for the participant (excluding mortgage payments); payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the participant, or the participant’s spouse, children or dependents (as defined in IRC Section 152 and for taxable years beginning on or after January 1, 2005, without regard to IRC Section 152 (d)(1)(B)) payments necessary to prevent the eviction of the participant from the participant’s principal residence or foreclosure on the mortgage on that residence; payments for burial or funeral expenses for the participant’s deceased parent, spouse, children or dependents (as defined in IRC Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to IRC Section 152(d)(1)(B)); or expenses for the repair of damage to the participant’s principal residence that would qualify for the casualty deduction under IRC Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

A distribution will be treated as necessary to satisfy an immediate and heavy financial need only to the extent that the distribution amount is not in excess of the amount required to satisfy the financial need. This amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, the participant must obtain all other currently available distributions (including distributions of ESOP dividends under IRC Section 404(k), but not hardship distributions) and nontaxable loans under the Plan and all other plans maintained by the Company. A participant who receives a distribution from his or her elective account under the terms of this Paragraph shall be prohibited from making contributions to his elective account for six (6) months after receipt of the distribution. Withdrawals pursuant to this Paragraph may not be made by an individual who is an alternate payee under a Qualified Domestic Relations Order and for whom an account is being separately maintained, nor shall withdrawals pursuant to this Paragraph be made by a former employee who was a participant and who has not withdrawn all the value of his or her elective account pursuant to Paragraph 10.4.

The Company and the Administrative Committee shall adopt procedures necessary to implement the compensation reduction elections provided for herein.

3.6

Compensation Reduction Limitations. To ensure continued qualification of the Plan, a test sometimes referred to as the “actual deferral percentage test” must be met for each Plan year. In order to meet the ADP test, it may be necessary to adjust contributions made by the Company resulting from the compensation reduction agreements entered into by certain of the participants.

In the event that the contribution ratios of the Plan do not satisfy the test, the Administrative Committee shall adjust the contributions resulting from the compensation reduction agreements as follows effective January 1, 1997:

- Page 11 -

(a)

Any distribution under this Paragraph shall as reasonably possible be made on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan year, but in no event later than the close of the following Plan year, which in this case is a calendar year and shall be determined in the following manner:

(i)	The dollar amount of excess contributions for each highly compensated participant shall be calculated.

(ii)	The total of the dollar amounts in (i) shall be determined.

(iii)

The contributions resulting from the compensation reduction agreement (“elective contributions”) of the highly compensated participant with the highest dollar amount of elective contributions shall be reduced by the amount required to cause that highly compensated participant’s elective contributions to equal the dollar amount of the elective contributions of the highly compensated participant with the next highest dollar amount of elective contributions. This amount shall be distributed to the highly compensated participant with the highest dollar amount. However, if a lesser reduction, when added to the dollar amount already distributed under this (iii) would equal the total excess contributions, the lesser reduction amount shall be distributed.

(iv)

If the total amount distributed is less than the total excess contributions, reductions shall continue to be made in accordance with (iii) until the total amount distributed equals the total excess contributions.

(b)

For purposes of this Paragraph, income means the gain or loss allocable to excess contributions which shall equal the sum of the allocable gain or loss for the Plan year and the allocable gain or loss for the period between the end of the Plan year and the date of distribution (gap period). The income or loss allocable for the Plan year and the gap period is calculated separately and is determined by multiplying the income or loss for the Plan year and gap period by a fraction. The numerator of the fraction is the excess contributions made by the employee for the Plan year and the denominator is the total account balance of the employee attributable to elective contributions as of the end of the Plan year, reduced by the gain allocable to such total amount for the Plan year and increased by the loss allocable to such total amount for the Plan year. The income allocable to excess contributions for the period between the end of the Plan year and the date of distribution shall be calculated in the same manner by substituting “gap period” for “Plan year” in the fraction. Effective January 1, 2008, gap period income will not be included in ADP test corrections.

3.7	Deferral Percentage Test.

(a)	Maximum annual allocation: Effective January 1, 1997, the actual deferral

- Page 12 -

percentage for eligible highly compensated employees for the Plan year bears a relationship to the actual deferral percentage for all other eligible employees for the preceding Plan year which meets either of the following tests:

1.	The actual deferral percentage for the highly compensated participant group shall not be more than the actual deferral percentage of the nonhighly compensated participant group multiplied by 1.25, or

2.

The excess of the actual deferral percentage for the highly compensated participant group over the actual deferral percentage for the nonhighly compensated participant group shall not be more than two (2) percentage points or such lesser amount determined pursuant to regulations to prevent the multiple use of this alternative limitation with respect to any highly compensated participant. Additionally, the actual deferral percentage for the highly compensated participant group shall not exceed the actual deferral percentage for the nonhighly compensated participant group multiplied by two (2).

(b)

For the purposes of this section, actual deferral percentage means, with respect to the highly compensated participant group and nonhighly compensated participant group for a Plan year the average of the ratio, calculated separately for each participant in such group, of the amount of contribution allocated to each participant’s account resulting from compensation reduction agreements, unreduced by distributions made pursuant to Paragraph 3.5 for such Plan year, to such participant’s compensation for such Plan year. In addition, for purposes of this section, highly compensated participant and nonhighly compensated participant shall include any employee eligible to enter into a compensation reduction agreement whether or not such agreement was made or suspended under the provisions of this Plan.

(c)

In the application of the tests referred to above, the Plan shall take elective contributions into account for the Plan year only if attributable to compensation that would be received by the participant during the Plan year or earned during the Plan year and received within two and one-half (2 and ½) months after the end of the Plan year. Such contribution shall be taken into account for a Plan year only if it is allocated to the participant’s account on a day within the Plan year.

3.8

Actual Contribution Percentage (ACP) Test. In addition to the “actual deferred percentage test” referred to in Paragraph 3.6 above, the Plan must comply with the “actual contribution percentage test” required by Section 401(m)(1) and (2) of the Internal Revenue Code. Effective January 1, 1997, the actual contribution percentage for eligible highly compensated employees for the Plan year shall bear a relationship to the actual contribution percentage for all other employees for the preceding Plan year which meets either of the tests similar to those stated in Paragraph 3.7(a). Rather than stating the test in this Plan, the test is adopted by incorporating by reference herein the provisions of said Section 401(m)(1) and (2) and the regulations issued thereunder by the Internal

- Page 13 -

Revenue Service.

(a)

In the event the actual contribution ratios of the Plan do not satisfy the test, the Administrative Committee shall distribute any excess aggregate contributions in a manner similar to that stated in Paragraph 3.6(a). However, if the highly compensated participant is not fully vested in the matching Company contribution and income allocable to such contribution, the non-vested amounts shall be forfeited pursuant to ARTICLE X and applied pursuant to ARTICLE XI.

(b)

For purposes of this Paragraph, income means the income or loss allocable to excess aggregate contributions which shall equal the sum of the allocable gain or loss for the Plan year and the allocable gain or loss for the period between the end of the Plan year and the date of distribution (gap period). The income or loss allocable to excess aggregate contributions for the Plan year and gap period is calculated separately by multiplying the income or loss allocable to matching contributions by a fraction. The numerator of the fraction is the amount of excess aggregate contributions made on behalf of the employee for the Plan year or gap period. The denominator is the total account balance of the employee attributable to matching contributions as of the end of the Plan year or gap period reduced by the gain allocable to such total amount for the Plan year or gap period and increased by the loss allocable to such total amount for the Plan year or gap period. Effective January 1, 2008, gap period income will not be included in ACP test corrections.

(c)

All such distributions shall as reasonably possible be made on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan year in which the excess aggregate contributions were made and no later than the end of the following Plan year.

(d)	Any distribution or forfeiture of excess aggregate contributions for any Plan year shall be made on the basis of the respective portions of such amounts attributable to each highly compensated person.

(e)	Matching contributions that are vested may not be forfeited to correct excess aggregate contributions.

3.9

Combined Deferral Plans. For the purposes of this Plan, a highly compensated participant and nonhighly compensated participant shall include any employee eligible to participate in this Plan whether or not such participation was elected or any eligible employee whose participation has been suspended pursuant to Paragraphs 3.3 or 3.5.

For the purposes of this Plan, if two (2) or more plans which include cash or deferred arrangements are considered one (1) plan for the purposes of Internal Revenue Code Section 401(a)(4) or Section 410(b), the cash or deferred arrangements included in such plan shall be treated as one (1) arrangement.

- Page 14 -

For the purposes of this Plan, if a highly compensated participant is a participant under two (2) or more qualified cash or deferred arrangements of the Company or an affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such highly compensated participant.

Notwithstanding the above, the determination and treatment of elective contributions and “actual deferral percentage” of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

- Page 15 -

Rollover Contributions.

(a)

Rollover of distribution from qualified plan. Effective January 1, 1998, an employee of the Company may, in accordance with procedures approved by the Administrative Committee, contribute to the Plan, as a rollover contribution, part or all of a cash distribution or cash proceeds from a sale of property included in a distribution, that qualifies as an “eligible rollover distribution”, within the meaning of Code Section 402(c)(4) [excluding, beginning January 1, 2002, any after tax employee contributions], from a plan qualified under Code Section 401(a) in which the employee was a participant, provided, however, that such amount shall be paid to the Trustees on or before the sixtieth (60th) day after receipt by the employee of the distribution from the other qualified plan. An employee shall be entitled to make such a rollover contribution regardless of whether the employee has satisfied the qualification requirements of Paragraph 2.1.

Alternatively, the Trustee may receive such contribution in a direct rollover from another plan qualified under Code Section 401(a) in which the employee was a participant.

An employee shall not be permitted to make a rollover contribution of any amount that is or has been in an individual retirement account or an individual retirement annuity, as defined in Code Section 408, unless such amount originated in a plan qualified under Code Section 401(a) in which the employee was a participant.

An employee shall be permitted to make a rollover contribution of any amount to this Plan from, and the Trustee may receive a direct rollover to this Plan of any amount from, an annuity contract or custodial account described in Code Section 403(b) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

(b)

Accounting for and distribution of contributions. All amounts received as rollover contributions pursuant to Paragraph A of this section shall be credited to a separate rollover account. They shall be invested in the same way that contributions under Paragraph 3.1 are invested and they shall be subject to the same rules as apply to contributions under Paragraph 3.1 relating to withdrawal and distributions. Rollover contributions shall be one hundred percent (100%) vested at all times.

Notwithstanding the preceding provisions of this section

(1)	Rollover contributions shall not be treated as annual additions for purposes of Code Section 415; and

- Page 16 -

(2)

Rollover contributions shall not be taken into account for purposes of either the actual deferral percentage test of Code Section 401(k)(3) or the average compensation percentage test of Code Section 401(m)(3).

ARTICLE IV

Profit Sharing and Matching Company Contributions

4.1

Rate of Matching Company Contribution. The Company shall, with respect to each participant qualified under Paragraph 2.1 contribute to the Trustees semi-monthly, out of its current or accumulated earnings and profits as shown on the books used in preparing its annual reports, without regard to whether it has any current or accumulated earnings and profits for federal income tax purposes, a matching amount determined as follows:

(a)	For employees for whom compensation reduction agreements were in effect on December 31, 1997, and

(b)

For employees hired by the Company in 1997 or earlier who are not eligible to make compensation reduction agreements as of December 31, 1997 but who choose to make compensation reduction agreements when they first become eligible to participate, the Company shall match the participant’s compensation reduction $1.00 for each $1.00 deferred, with a maximum of six percent (6%) of a participant’s compensation.

(c)	For all other employees, the matching amount contributed by the Company shall vary depending on the employee’s years of employment, as follows:

Matching Amount per

$1.00 Deferred

(Counting Deferrals

Years of Employment up to 6% of Compensation)

Less than 5	$0.50
5 - 9	$0.75
10 or More	$1.00

Company contributions with respect to a participant shall be paid into the Trust and credited to such participant’s account. Prior to July 1, 2009, such Company matching contributions shall be credited in the Kansas City Life Stock Investment option. Company matching contributions will be reviewed at the end of each plan year to determine whether the proper amount of matching contributions have been made for each participant, and the Company shall make a “true-up” Company matching contribution to participant accounts. Prior to July 1, 2009, additional contributions required by this review were made to the Kansas City Life Stock Investment option. The Company shall

- Page 17 -

not contribute a matching amount based upon any catch-up elective contributions made by a participant as permitted in Paragraph 3.1.

4.2

Discretionary Profit Sharing Contribution. Beginning with the Plan year ending December 31, 1998 and for each Plan year thereafter, the Company may, at its discretion, make a contribution to the Plan on behalf of each employee of the Company eligible under Paragraph 2.1 to participate in the Plan who is employed on the last day of the Plan year based on profits regardless of whether the employee has elected to make compensation reduction contributions. Prior to July 1, 2009, the profit sharing contribution shall be in the form specified in Paragraph 4.3 and shall be accounted for in the Kansas City Life Stock Investment option. The profit sharing contribution shall be allocated to each employee in the proportion that each employee’s compensation (as defined in Paragraph 3.2) for the Plan year bears to the total compensation for all employees for the Plan year, but shall not exceed four percent (4%) of each employee’s compensation for the Plan year.

4.3

Form of Payment. Beginning July 1, 2009, the contributions of Kansas City Life Insurance Company shall be made in cash. Until on or about September 1, 2009, the Trustees shall use such cash to purchase shares on Kansas City Life Insurance Company stock on the open market. Beginning on or about September 1, 2009, participants shall direct investment of contributions of Kansas City Life Insurance Company as provided in Paragraph 6.3.

The following describes rules that apply prior to July 1, 2009. Prior to July 1, 2009, the contributions of Kansas City Life Insurance Company may be made in cash, in treasury stock or in shares of authorized but unissued stock of Kansas City Life Insurance Company. If the Company or any affiliated participating Company shall make its contribution in cash, the Trustees shall have the authority to purchase shares, acting independently as to when purchases are made, the number of shares to be purchased, the prices to be paid, and the broker, if any employed, to effect the purchases. The contributions of any participating affiliated corporation shall be converted to stock in such manner as shall be satisfactory to the Trustees and the respective companies from time to time. For purposes of fixing the amount of contributions made with shares of treasury stock, or shares of authorized but unissued stock, and commencing with the valuation date of the Plan in June, 1982, such stock shall be valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date and, beginning December 1, 2006, such stock shall be valued using the volume weighted average price for all business days for the calendar month just ended. Beginning March 30, 2007, such stock shall be valued using the last trade of the day price on each business day of the month. This value shall be deemed to be the fair market value of the stock. In the event the Company is precluded from delivering such shares to the Trustees by law or because of the unavailability of such shares, the Company’s contribution to the Trustees shall be in cash and said cash shall be invested until such time as shares of the Company stock shall be available for purchase by the Trustees.

- Page 18 -

ARTICLE V

Investment of Contributions

5.1

Investment of Funds. Contributions to the Trust shall be invested in accordance with the authority granted to the Trustees pursuant to the provisions of this Plan and Trust. Prior to July 1, 2009, it is contemplated that the contribution made by the Company from time to time be in the form of shares of the Company stock. Cash contributions to the Trust, whether by the Company or the participant, may be used for the purchase of Company stock.

5.2

Voting of Shares. The Trustees shall vote the shares of stock of the Company for the respective accounts of the participants only in accordance with the directions of such participants, which directions may be certified to the Trustees by the Committee, or any agent designated thereby, provided such directions are received by the Trustees at least five (5) days before the date set for the meeting at which such shares are to be voted. Shares with respect to which no such direction shall be received and the fractional shares shall be voted by the Trustees in the same proportions as are shares as to which voting instructions have been received.

5.3

Tender Offer. Notwithstanding any language in this Plan to the contrary, if the common capital stock of Kansas City Life Insurance Company shall become the subject of a tender offer, the Trustees may not take any action in response to such tender offer except as otherwise provided herein.

Upon notice from the Trustees of the Plan, and subject to their rules of procedure then issued, each participant may direct the Trustees to sell, offer to sell, exchange or otherwise dispose of the common capital stock of Kansas City Life Insurance Company allocated to such participant in the Kansas City Life Stock Investment option. Any such action shall only be in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Plan.

The Trustees shall sell, offer to sell, exchange or otherwise dispose of the common stock allocated to accounts in the Kansas City Life Stock Investment option of the participants with respect to which they have received directions to do so pursuant to this ARTICLE.

To the extent to which participants do not instruct the Trustees or do not issue valid directions to the Trustees to sell, offer to sell, exchange or otherwise dispose of the common stock allocated to their account or accounts in the Kansas City Life Investment option, such participants shall be deemed to have directed the Trustees that such shares shall remain invested in said common capital stock.

If a participant’s tender shall be accepted, the account or accounts of the participant whose stock has been tendered shall be reduced by the value of the stock so tendered. The date for valuation shall be established by the Trustees and in order to facilitate such

- Page 19 -

tender offers the Trustees may require special valuation dates.

At such time as cash is received for the benefit of a tendering participant, such cash shall be maintained in an escrow account for the benefit of such participant until such time as the Trustees shall determine that the reinvestment of the funds shall be appropriate. Prior to on or about September 1, 2009, such reinvestment shall be in the Kansas City Life Stock Investment option. Beginning on or about September 1, 2009, such reinvestment shall be as directed by the participant pursuant to paragraph 6.2. Interest as earned by the Trustees in such escrow account shall be credited to the accounts of those participants whose cash is held. The availability of such cash for investment shall be the primary objective of the Trustees in the selection of the escrow account.

ARTICLE VI

Allocation to and Evaluation of Participants’ Accounts

6.1

Investment Funds. The value of all Trust assets shall be determined on the basis of market values. Beginning December 1, 2006, the Kansas City Life stock shall be valued at the volume weighted average price for all business days in the calendar month just ended. Beginning March 30, 2007, such stock shall be valued using the last trade of the day price for each business day of the month. Beginning July 1, 2009, any purchase or sale of such stock from a participant account shall be valued using the price at which stock was bought or sold by the Trust on the open market to execute the purchase or sale. Accounting procedures shall reflect the establishment of investment options with the intent that all participants’ contributions, Company matching contributions, and any earnings thereon, will be accounted for within these investment options. Beginning on or about September 1, 2009, participant, Company matching and profit sharing contributions shall be invested by the Trustees in the general investments pursuant to ARTICLE XIV, and participant, Company matching and profit sharing contributions to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock pursuant to Paragraph 6.5. Prior to on or about September 1, 2009, (1) participant contributions to the investment options other than the Kansas City Life Stock Investment option shall be invested by the Trustees in general investments pursuant to ARTICLE XIV, (2) participant contributions to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock pursuant to Paragraph 6.5, and (3) the Company matching contributions and profit sharing contributions to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock pursuant to ARTICLE IV. There shall be no guarantee regarding interest or gain, nor shall there be any guarantee against loss of principal in any of these options. It is intended that the Plan comply with Section 404(c) of the Employee Retirement Income Security Act of 1974.

6.2

Participants’ Accounts. An account shall be established for each participant’s balance within the Plan, and shall reflect the investment options applicable to such participant. All investment options shall be maintained in United States dollars. A determination shall be made each business day of a calendar month on which the New York Stock Exchange

- Page 20 -

is open for business of the value with respect to each of the investment options and shall reflect contributions made by both the participant and the Company and any gains or losses of the investment options. Each participant shall be provided a statement of his or her account, reflecting the value thereof, not less often than quarterly. Notwithstanding the foregoing, the Company shall have the right to change the method of accounting from time to time except that no participant’s account balances shall be reduced because of such change.

6.3

Selected Investments. Beginning on or about September 1, 2009, each participant shall have the right to require the Trustees to invest all or a portion of the participant’s contribution and Company matching and profit sharing contributions in any of the investment options. Prior to on or about September 1, 2009, each participant shall have the right to require the Trustees to invest all or a portion of the participant’s contribution in any of the investment options. The participant shall initially indicate choice at the time the participant commences participation, in accordance with the requirements of the Committee and may subsequently request changes in accordance with the provisions of Paragraph 6.4 herein.

The participant’s contributions may be invested one hundred percent (100%) in any one of the investment options or, if the participant wishes to invest in more than one (1) investment option, the participant shall specify the percentage to be invested in each. However, such percentage must be a whole percentage, for example, one percent (1%), twenty-six percent (26%) or eighty percent (80%) and no fractional percentages will be permitted.

A participant may request changes in the investment options as often as desired subject to any restrictions imposed by the investment funds or the Plan. However, in the case of a participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (hereinafter referred to as an “Insider”), the following restrictions shall apply to any election involving the Kansas City Life Stock Investment option under this Paragraph 6.3 or any other Paragraph of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a “discretionary transaction” as that term is defined by SEC Rule 16b-3(b)(1), may only be made by an insider if such election is made more than six (6) months after any previous opposite way discretionary transaction under any plan (including the Plan) of the Company, as defined by SEC Rule 16(b)(3)(f).

6.4

Investment Changes. Any participant shall have the right to require daily that the value of any one (1) or more of the participant’s accounts in the investment options be transferred for investment for the participant’s account in any other of the investment options. Such transfers may be made in whole or partial percentages or in dollars and cents and shall be governed by reasonable rules of the Administrative Committee regarding the timeliness of notice and subject to the rules of Section 6.3.

Beginning on or about September 1, 2009, each participant shall have the right to transfer

- Page 21 -

the value of Company matching contributions or profit sharing contributions in the Kansas City Life Stock Investment option at any time.

Beginning January 1, 2007 and prior to on or about September 1, 2009, a participant who has completed three (3) years of employment shall have the right to transfer the value of Company matching contributions or profit sharing contributions in the Kansas City Life Stock Investment option made prior to January 1, 2007 to any other investment option in accordance with the following schedule:

Plan Year	Applicable Percentage
1	33%
2	66%
3	100%

Prior to July 1, 2009, a participant who attained age 55 and completed three (3) years of employment on or before December 31, 2005 shall have the right to transfer all or any portion of the value of Company matching contributions or profit sharing contributions in the Kansas City Life Stock Investment option to another investment option at any time.

Beginning January 1, 2007 and prior to on or about September 1, 2009, a participant who completes or who has completed, three (3) years of employment shall have the right to transfer the value of Company matching contributions or profit sharing contributions in the Kansas City Life Stock Investment option made after December 31, 2006 at any time.

In any case, the right to transfer by “insiders” shall be limited as described in Paragraph 6.3.

6.5

Investment in Kansas City Life Stock Investment Option. The portion of a participant’s account that is allocated to the Kansas City Life Stock Investment option pursuant to Paragraph 6.3 herein shall be invested in shares of the Company stock subject to the limitations herein. Such shares shall be purchased by the Trustees, acting independently as to when purchases are made, the number of shares to be purchased, the prices to be paid, and the broker, if any employed to effect the purchases; provided however, that during any period during which the Company or the Trustees are precluded from making purchases of Kansas City Life Insurance Company shares by law or at any other time the Trustees may elect and the Company shall agree, if permitted by law, the Trustees may purchase shares of the Company’s treasury stock or shares of its authorized but unissued stock. Such stock shall be valued in accordance with Paragraph 4.3 herein. In the event the Company does not agree to sell its treasury stock or authorized but unissued stock, and if the Trustees are precluded from buying or are unable to buy such stock on the market, the Trustees shall invest such contributions until such time as shares of the Company stock shall be available for purchase by the Trustees.

6.6

Dividend Reinvestment. Dividends and any other distributions received by the Trustees with respect to the investments allocated to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock subject to the provisions of Paragraphs 4.3 and 6.5 herein.

- Page 22 -

ARTICLE VII

Allocation of Fiduciary Responsibility

7.1

Fiduciaries. The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Company shall have the sole responsibility for making the contributions required by the provisions of ARTICLE IV, shall have the sole authority to appoint and remove the Trustees, members of the Administrative Committee and to amend or terminate, in whole or in part, this Plan and Trust.

7.2	Administration. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in ARTICLE XII herein.

7.3	Trustees. The Trustees shall have the sole responsibility for the administration and management of the assets held pursuant to this Plan and Trust, all as specifically provided for herein.

7.4

Duties. Each fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and Trust, authorizing or providing for such direction, information, or action. Furthermore, each fiduciary may rely upon any such direction, information, or action of another fiduciary as being proper under this Plan, and is not required herein to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations pursuant to the Plan and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust fund in any manner against investment loss or depreciation in asset value.

ARTICLE VIII

Vesting

8.1

Vesting of Company Contributions. Commencing January 1, 1988, the value of a participant’s account with respect to Company contributions made for the participant’s benefit shall be vested, to the extent of the percentage applicable, upon the valuation date of the month in which the participant completes the years of employment with the Company in accordance with the following schedule:

- Page 23 -

Years of	Percentage
Employment	Vested

1	0
2	0
3	30
4	40
5	60
6	80
7	100

Commencing January 1, 2002, for a participant who completes one (1) hour of service after December 31, 2001, the value of a participant’s account with respect to Company contributions made for the participant’s benefit shall be vested upon the date of the month on which the participant completes the years of employment with the Company in accordance with the following schedule:

Years of	Percentage
Employment	Vested

1	0
2	20
3	40
4	60
5	80
6	100

A “year of employment” shall be deemed to mean twelve (12) consecutive monthly periods of employment with the Company, dating from the commencement of employment, during which the participant shall complete at least one thousand (1,000) hours of employment. Beginning January 1, 1998, a “year of employment” after the first year of employment shall mean one thousand (1,000) hours of employment during the calendar year. However, years of employment of an employee of Old American Insurance Company prior to November 1, 1991 shall not be taken into account for purposes of this ARTICLE VIII. If an employee’s employment with either Kansas City Life Insurance Company or one of its affiliated corporations shall be terminated and the employee is immediately employed by any other of such affiliated corporations, the participant’s employment shall be regarded as continuous and treated as if under one (1) employer for vesting purposes.

In the event a participant shall be terminated from employment with the Company or any of its affiliated corporations, by reason of death, retirement or disability, the value of the participant’s account with respect to Company contributions shall be one hundred percent (100%) vested upon the date of the month on which such death, retirement or disability occurs.

- Page 24 -

The value of a participant’s account with respect to personal contributions shall be fully vested at all times.

8.2

Vesting of Company Contributions upon Termination of Plan. Notwithstanding any other provision hereof, the full value of a participant’s account, including not only his or her own contributions and the earnings thereon, but also the contributions of the Company and any earnings thereon, shall be fully vested in the participant when and if the Plan shall at any time be terminated for any reason, or upon the complete discontinuance of Company contributions hereunder, or upon termination of employment of a group of participants constituting a partial termination of the Plan.

ARTICLE IX

Account Withdrawals

9.1

Optional Withdrawals. A participant may elect to withdraw at any time all or any part of the value of the participant’s accounts in the investment options attributable to the participant’s rollover contributions made pursuant to Paragraph 3.10. No in-service withdrawal of any part of Company matching contributions and Company profit sharing contributions allocated to the participant’s account shall be permitted except as provided in Paragraph 9.2. Withdrawals pursuant to this Paragraph may not be made by an individual who is an alternate payee under a Qualified Domestic Relations Order and for whom an account is being separately maintained. No amounts attributable to the Company’s profit sharing contributions may be withdrawn under this ARTICLE IX.

9.2	Withdrawals for Financial Need. Commencing January 1, 1988, no withdrawal of funds for financial need shall be made except as permitted pursuant to Paragraph 3.5 herein.

9.3

Time and Method of Payment. All payments under this ARTICLE shall be made as soon as practicable after the request for a withdrawal pursuant to Paragraph 9.1, or Paragraph 3.5, and shall be paid either in cash or in shares of Kansas City Life Insurance Company stock pursuant to this Plan. The investment options shall reflect the value of any withdrawal pursuant to the provisions of this ARTICLE IX.

9.4

Elective Account Loans. Commencing January 1, 1988, a participant may request a loan to be made from his or her elective account or accounts in the investment options under such conditions and terms as stated in the Loan Policy approved from time to time by the Administrative Committee. Any loan made pursuant to this Paragraph, when added to the outstanding balance of all other loans made to the participant, shall be limited to the lesser of:

(a)

Fifty thousand dollars ($50,000.00) reduced by the excess of the highest outstanding balance of loans to the participant during the twelve (12) month period ending on the day before the date on which such loan is made, over the outstanding balance of loans to the participant on the date on which such loan is made, or

- Page 25 -

(b)	One-half (½) of the value of the participant’s elective accounts as of the date on which the loan is calculated.

Any such loan shall be made for a period not to exceed five (5) years and shall provide for a level amortization with payments to be made semi-monthly. However, loans used to acquire a primary residence of the participant may provide for periodic repayments over a reasonable period of time that may exceed five (5) years and shall be stated in the Loan Policy.

Any loan made pursuant to this Paragraph shall result in the reduction of the participant’s accounts in the investment options reflecting the dollar amount loaned based on the valuation on which such loan is effected. A reasonable rate of interest may be charged, as established by the Administrative Committee in the Loan Policy and such interest payments shall be treated as earnings of the borrower’s account. Minimum loan repayments shall be made by payroll deduction. Loans shall become immediately due and payable in full upon the occurrence of one of the distribution events described in ARTICLE X. However, loans pursuant to this Paragraph will not be made to an individual who is an alternate payee under a Qualified Domestic Relations Order and for whom an account is being separately maintained or to a former employee who was a participant and who has not withdrawn all the value of his or her accounts pursuant to Paragraph 10.4 unless the former employee is a party in interest as defined in ERISA Section 3(14) with respect to the Plan. Further, loans to participants who are either executive officers of the Company or directors of the Company shall not be made under this Paragraph 9.4 unless the Administrative Committee determines, upon advice of legal counsel for the Company, that Section 402 of the Sarbanes-Oxley Act of 2002 does not prohibit such loans.

ARTICLE X

Distributions

10.1

Distribution of Full Value of Accounts. A participant shall be entitled to the full value of all of his or her accounts in all investment options upon his or her termination of employment by reason of death, retirement or disability, in which event such accounts of such participant shall be fully vested in participant.

10.2

Termination. If prior to the termination of the Plan or the complete discontinuance of Company contributions hereunder, in either of which event a participant’s accounts in all investment options shall be fully vested, an employee participant’s termination of employment occurs for any reason other than one of the events specified in Paragraph 10.1, and if such employee shall not thereafter be employed by any affiliated corporation of the Company, such participant shall then be entitled to receive (i) one hundred percent (100%) vested interest in the full value of his or her account in the investment options

- Page 26 -

attributable to the participant’s own contributions and (ii) that percentage of vested interest in the value of his or her account attributable to Company matching contributions and profit sharing contributions as determined by Paragraph 8.1 herein.

Any amount not vested at the time of such termination shall be forfeited when the terminated participant incurs five (5) consecutive breaks in service (as defined in Paragraph 2.1). The forfeiture will occur on the last day of the plan year in which the fifth (5th) consecutive break in service occurs. Such forfeited amount shall then be used to reduce the amount of Company contributions in accordance with Paragraph 11.1 herein.

10.3

Method of Distribution. The default form of distribution shall be a lump sum payment. If the payment is made as a result of the death of the participant, the payment shall be made to the surviving spouse of the participant, if any, unless the participant and the spouse have requested a distribution to any other beneficiary.

Beginning July 1, 2009, the party entitled to a lump sum payment shall have the right to require that the shares of Kansas City Life Insurance Company stock attributed to the party’s account be issued to the participant in-kind as a part of said payment. Prior to July 1, 2009 any in-kind distribution of Kansas City Life Insurance Company stock was determined in accordance with the following formula: The participant shall have the right to withdraw the number of said shares equal to the value that is derived by multiplying the percentage that his or her account in The Kansas City Life Stock Investment option attributable to matching Company contributions divided by the total of all accounts in The Kansas City Life Stock Investment option attributable to matching Company contributions equals, by the value of all Kansas City Life Insurance Company stock in The Kansas City Life Stock Investment option attributable to matching Company to contributions. The participant shall also be entitled to any such stock purchased for his or her account in The Kansas City Life Stock Investment option attributable to elective contributions, the amount thereof to be determined in accordance with the above formula as applied to Company stock purchased with all elective contributions by all participants.

10.4

Commencement of Distribution. All distributions shall be made or commenced to be made as soon as practicable following the occurrence of one of the distribution events described in this ARTICLE X. Alternatively, the participant may choose not to withdraw any of his or her vested accounts in the investment options when one of the distribution events occurs and later elect to have the distribution made. Prior to on or about September 1, 2009, (1) only a full and complete distribution of the vested accounts will be allowed whether the participant withdraws his or her vested accounts at the time a distribution event occurs or at some later date, and (2) no partial withdrawals shall be permitted. Beginning on or about September 1, 2009, a participant who meets the requirements of this ARTICLE X may elect a distribution of a portion of his or her vested accounts, subject to reasonable administrative restrictions established by the Company. Notwithstanding, no distribution of five thousand dollars ($5,000.00) or more shall be made to a participant unless the participant shall have consented in writing to such distribution, all in accordance with the provisions of Internal Revenue Code Section 411 and related regulations. Beginning January 1, 2002, with respect to participants

- Page 27 -

separating from service and distributions after that date, the value of a participant’s vested accounts shall be determined without regard to that portion of the vested account that is attributable to rollover contributions (and any earnings allocable thereto) within the meaning of Code Section 402(c). If the value of the participant’s vested accounts, including rollover contributions (and any earnings attributable thereto) as so determined is one thousand dollars ($1,000.00) or less, the Plan shall immediately distribute the participant’s entire vested account balance.

10.5	Valuation. The value of a participant’s accounts in the investment options for distribution purposes shall be based on the liquidation price on the date such distribution is processed.

10.6

Facility of Payment. If the Committee shall receive evidence satisfactory to it that a participant, retired participant or beneficiary is physically or mentally incompetent to receive any payment which shall be due hereunder and to give a valid release therefore and that another person or an institution is then maintaining or has custody of such participant, retired participant, or beneficiary and that no guardian, committee or other representative of the estate of such participant, retired participant or beneficiary, shall have been duly appointed, the Committee may, at its option, make payments otherwise payable to such participant, retired participant or beneficiary, to such other person or institution and the release of such other person or institution shall be valid and complete discharge for such payments.

10.7

Beneficial Designation. Any participant or retired participant shall have the right to designate a new beneficiary at any time by filing a request for such change, but any such change shall become effective only upon receipt of such request, in the case of, an online request receipt is immediate. And provided that any change of beneficiary to a person other than a surviving spouse must be consented to in writing by said participant’s spouse. Upon receipt of such request the change shall relate back to and take effect as of the date such participant makes such request whether or not such participant is living at the time such request is received.

If there be no designated beneficiary living or in effect at the death of such participant when any payment hereunder shall be payable to the beneficiary, then such payment shall be made as follows: To such participant’s wife or husband, if living; if not living, to such participant’s then living lineal descendants, in equal shares, per stirpes; if none survives, to such participant’s surviving parents, equally; if neither survives, to such participant’s executors or administrators.

10.8

Fractional Shares. With respect to any distribution of stock pursuant to the provisions of this Plan, a participant shall be entitled to receive the number of whole shares which the value of his or her account equals and the balance of said account value in cash.

- Page 28 -

ARTICLE XI

Application of Forfeitures

11.1

Any of the assets attributable to Company matching and profit sharing contributions which shall be forfeited by a participant with respect to his or her account attributable to matching Company contributions and profit sharing contributions pursuant to the provisions of Paragraph 10.2 herein, shall be used to reduce the amount of Company contributions required by this Plan.

ARTICLE XII

Administrative Committee

12.1

Membership. The Administrative Committee, sometimes herein referred to as the “Committee”, shall consist of a number of persons, not less than three (3) nor more than five (5), designated by the Executive Committee of the Company, who shall serve terms of one (1) year or until their successors are designated and said Committee shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan in accordance with its terms. The Committee shall have absolute discretion in carrying out its responsibilities.

12.2

The Committee may appoint from its members such committees with such powers as it shall determine; may authorize one (1) or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, employ agents and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

12.3	The Committee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine.

12.4

The action of a majority of the members expressed from time to time by a vote in a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

12.5

No member of the Committee shall receive any compensation for his or her services as such and, except as required by law, no bond or other security shall be required in such capacity in any jurisdiction.

12.6

Subject to the limitations of this Plan and Trust, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Committee shall have full and complete discretionary authority to construe and interpret the Plan and decide any and all matters arising hereunder, except such matters which the Executive Committee of the Company from time to time may reserve

- Page 29 -

for itself, including the right to remedy possible ambiguities, inconsistencies or omissions. All interpretations, determinations and decisions of the Committee or the Executive Committee of the Company in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby. The Committee shall, when requested, submit a report to the Executive Committee of the Company giving a brief account of the operation of the Plan and the performance of the various funds and accounts established pursuant to the Plan.

12.7

Claims Procedure. The Administrative Committee shall have full and complete discretionary authority to make all determinations as to the right of any person to a benefit. Any denial by the Committee of a claim for benefits under this Plan by a participant or a beneficiary shall be stated in writing by the Committee and delivered or mailed to the participant or the beneficiary, whichever is appropriate; and such notice shall set forth the specific reason for the denial, written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall provide a reasonable opportunity to any participant or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

12.8

Any member of the Committee may resign by giving notice to the Executive Committee at least fifteen (15) days before the effective date of resignation. Any Committee member shall resign upon request of the Executive Committee. The Executive Committee shall fill all vacancies on the Committee as soon as is reasonably possible after a resignation takes place, and until a new appointment takes place, the remaining members of the Committee shall have authority to act, if approved by either a majority of the remaining members or by two (2) members, whichever number is lesser.

ARTICLE XIII

Amendment and Termination

13.1

Amendment. Kansas City Life Insurance Company reserves the right at any time, and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend, in whole or in part, any or all of the provisions of this Plan and Trust by adoption of a written resolution by the Board of Directors of Kansas City Life Insurance Company, or the Executive Committee of the Board of Directors; provided that no such modification or amendment shall make it possible for any part of the contributions of the Company, or any other funds of the Trust, to be used for, or diverted to, purposes other than for the exclusive benefit of participants, retired participants or their beneficiaries. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any participant with respect to contributions made prior to the date of such amendment.

13.2

Termination. This Plan and Trust is purely voluntary on the part of the Company and Kansas City Life Insurance Company reserves the right to terminate the Plan and the Trust provided herein by adoption of a written resolution by the Board of Directors of

- Page 30 -

Kansas City Life Insurance Company or the Executive Committee of the Board of Directors. Upon termination of or upon the complete discontinuance of contributions within the meaning of Section 411(d)(3) of the Internal Revenue Code, participant’s accounts shall become fully vested and nonforfeitable and distribution shall be made as promptly as possible in accordance with the directions of the Committee.

13.3

Merger. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to any other Plan or Trust, unless the accrued benefit of each participant, if the Plan and Trust were terminated immediately after such action, would be equal to or greater than the accrued benefit to which such participant would have been entitled if this Plan and Trust had been terminated immediately before such action.

ARTICLE XIV

The Trust

14.1	Number of Trustees. There shall be three (3) Trustees for this Trust with the Trustees hereinbefore named being the original Successor Trustees.

14.2

Trustees shall Receive Sums Paid. The Trustees shall accept and receive all sums of money paid to them from time to time by the Company and shall hold, invest, reinvest, manage and administer such monies and the increment, increase, earnings and income thereof as a Trust for the exclusive benefit of the employees and agents participating in the Plan and their beneficiaries. All income and earnings of the Trust shall be accumulated by the Trustees and by them held, invested and reinvested as a part of the principal of the said Trust.

14.3	Investment of Funds.

(a)

Except as hereinafter provided with respect to the cash reserve, the Trustees shall invest and reinvest the principal and income of the Trust in their discretion in such securities, common and preferred stocks, real estate mortgages, debentures, bonds, promissory notes, real estate, real estate improvements, leaseholds or any other income-producing properties or securities, real or personal, within or without the State of Missouri and other investments as the Trustees shall, after investigation, believe to be sound and suitable investments for this Trust, although the same may not be of the character permitted for Trustee’s investments by the Laws of the State of Missouri. The Trustees are specifically empowered to invest the Trust assets in the capital stock of Kansas City Life Insurance Company, which must be offered as an investment option of the Plan and Trust.

(b)	The Trustees may retain in cash so much of the Trust assets as they may deem advisable.

- Page 31 -

(c)

The Trustees may sell property held by the Trust at either public or private sale, for cash or on credit, at such times as they may deem appropriate; they may exchange such property and they may grant options for the purchase or exchange thereof.

(d)

The Trustees may consent to and participate in any plan of reorganization, consolidation, merger, extension or other similar plan affecting property held by the Trust; they may consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to any such plan; they may accept and retain property issued under any such plan, even though it would not be eligible as a new investment under the provisions of this Section.

(e)

The Trustees may deposit property held in the Trust with any protective, reorganization or similar committee and may delegate discretionary power thereto to pay its reasonable share of such committee’s expenses and compensation and any assessments levied with respect to any property so deposited.

(f)	The Trustees may exercise all conversion and subscription rights pertaining to property held in the Trust.

(g)

The Trustees may exercise all voting rights with respect to property held in the Trust and in connection therewith grant proxies discretionary or otherwise, all in accordance with the provisions of this Plan and Trust.

(h)	The Trustees may cause securities and other property to be registered and held in their names, the name of any one (1) of them or in the name of their nominee.

(i)	The Trustees may borrow money for the purposes of the Trust and pledge or mortgage securities or other assets owned by the Trust as security for the payment thereof.

(j)

The Trustees may compromise, compound and settle any debt or obligation due to or from them as Trustee; they may reduce the rate of interest on any obligation due them as Trustee; they may extend the time of payment of both interest and principal or otherwise modify the terms of any obligation due them as Trustee; upon default of any obligation due them as Trustee, they may foreclose or otherwise enforce any obligation belonging to the Trust.

(k)

The Trustees may generally do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to property belonging to the Trust as if the Trustees were the absolute owners thereof.

14.4

Approval of Investments. Before making any new investment or reinvestment of any funds of this Trust, the Trustees shall submit to the Executive Committee of the Company or its designated subcommittee, a list of such securities in which it proposes to invest

- Page 32 -

such funds and the amount proposed to be invested in each security and the Trustees shall proceed to purchase or refrain from purchasing, such securities in accordance with the acceptance or rejection, in whole or in part, of such proposals by the Executive Committee of the Company or its designated subcommittee. Acceptance or rejection of such proposals or any of them by the said Committee, shall be signified in writing and delivered to the Trustees within thirty (30) days of the submission of such proposals by the Trustees, provided however, that if no written acceptance or rejection of such proposals or any of them, shall be so delivered by the said Committee within the time herein limited therefore, the Trustees shall be warranted and protected in assuming that all of the proposed investments which have not been specifically rejected as aforesaid, meet with the complete approval of said Executive Committee or its designated subcommittee.

14.5

Cash Reserve. The Trustees may maintain a cash reserve in such amount as to provide for current distribution of benefits under the Plan. Such cash reserve may consist of uninvested contributions of the Company and participants in the Plan or of the proceeds of the sale of investments of the Trust. All of the funds held in such cash reserve as well as all funds and securities and assets belonging to the Trust shall be safely kept by the Trustees on deposit in a bank or trust Company selected and designated by the Board of Directors or the Executive Committee of the Company.

14.6

Disbursement of Funds. Disbursement of the funds of this Trust shall be made by the Trustees only to or for the benefit of the participants in the Plan or their beneficiaries and only at the time, in the amount and in the manner prescribed in written instructions of the Administrative Committee delivered by such Committee to the Trustees. The Trustees are empowered to sell securities belonging to the Trust to meet said disbursements when the cash reserve is sufficient.

14.7

Instructions toTrustees. The Trustees shall not be obligated or required to determine whether any instructions issued to them by the Administrative Committee are in fact so issued in accordance with the terms of the Plan or the powers and duties thereunder of said Committee.

14.8

FiduciaryInsurance. The Trustees or the Administrative Committee shall have the right to purchase insurance on behalf of themselves or anyone acting in a fiduciary capacity with respect to the Plan and Trust, to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

14.9

Accounting by Trustees. Each year the Trustees shall render to the Company an account of their administration of the Trust for the year ending on the preceding 31st of December. The written approval of said account by the Board of Directors or the Executive Committee of the Company shall, as to all matters and transactions stated therein or shown thereby, be final and binding upon all persons who are then or who may thereafter become interested in this Plan and Trust.

- Page 33 -

14.10

Compensation. No Trustee shall receive any compensation for his or her services as such Trustee. In the administration of said Trust the Trustees, if they deem it advisable, may employ an executive director, secretary or treasurer and fix reasonable compensation therefore and a Trustee may act as such executive director, secretary or treasurer and receive the compensation so fixed. The Trustees may in their discretion employ clerical help, actuaries, accountants, attorneys or other necessary personal services of a person or corporation as may be necessary to properly administer, defend and protect the Trust and reasonable compensation for said services may be paid by the Trustees from the Trust in the event the Company does not elect to pay for such services. Any taxes that may be levied against said Trust shall be paid by the Trustees from the Trust assets after liability for said taxes, if any, has been established and in determining the liability for taxes the Trustees are specifically authorized to use their own discretion in contesting taxes claimed to be due against said Trust and said Trustees may employ counsel for such purposes and pay said counsel fees from the Trust assets in the event the Company does not elect to pay said costs and fees.

14.11

Trustees and Vacancies. The Trustees administering this Trust shall at all times be Officers of the Company and any Trustee may at any time be removed from the office of Trustee, with or without cause, by the Board of Directors or the Executive Committee of the Company. The Trustees named herein shall serve as such Trustees until their resignation, death or removal by the Board of Directors or the Executive Committee of the Company. When any Trustee ceases to be an Officer of the Company the Trustee automatically ceases to be a Trustee. Resignation of a Trustee shall be by written notice given to the Board of Directors or the Executive Committee of the Company. Whenever a vacancy occurs by resignation, death or removal of one (1) or more of the Trustees, the Board of Directors or the Executive Committee shall promptly fill said vacancy or vacancies so created by naming a successor Trustee or successor Trustees possessing the qualifications herein prescribed. All successor Trustees shall have the same powers in connection with said Trust as the initial Trustees have and they shall be subject to the same limitations and directions as prescribed herein for the initial Trustees.

14.12

Rules. The Trustees may make proper rules for carrying out the purposes of the Trust and may amend said rules from time to time. A majority of the Trustees shall constitute a quorum and the action taken by a quorum shall be controlling and shall be deemed the act of the Trustees. The Trustees may designate any one (1) of their number to act as chairman or presiding officer. Any one (1) of the Trustees shall be and is hereby authorized to affix his or her signature as the signature of all of the Trustees when such may be desirable in the performance of their duties pursuant hereto. This Plan and Trust shall be construed and enforced according to the Laws of the State of Missouri and all provisions thereof shall be administered according to the laws of such state. Any suit at law or in equity brought against the Trustees or the Company by any person, firm or corporation, including the participants in the Plan, must be first instituted in Jackson County, Missouri, which County and State is the situs of the parties hereto and the only jurisdiction within which this Plan and Trust is to be administered or located.

- Page 34 -

ARTICLE XV

General Provisions

15.1

Expenses. The Company may pay some or all expenses incurred in administering the Plan and managing the Trust assets. Fees for participant loans or to qualify a domestic relations order will be paid from the applicable participant’s account in the investment options. The Company shall not pay any brokerage fees, commissions, stock transfer taxes and other charges and expenses in connection with the purchase and sale of securities under the Plan.

15.2

Source of Payment. Benefits pursuant to the Plan shall be payable only out of the assets of the Trust. No person shall have any right under the Plan with respect to the assets of the Trust or against any Trustee, insurance company or the Company, except as specifically provided for herein.

15.3

Inalienability of Benefits. The interest hereunder of any participant, retired participant or beneficiary, except as may be required by a Qualified Domestic Relations Order defined in Section 414(p) of the Internal Revenue Code or as otherwise provided in Section 401(a)(13) of the Internal Revenue Code, shall not be alienable, either by assignment or by any other method and to the maximum extent permissible by law, shall not be subject to being taken, by any process whatever, by the creditors of such participant, retired participant or beneficiary.

15.4	No Right to Employment. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any employee the right to be retained in the employment of the Company.

15.5

Unknown Heirs. If within four (4) years after any distribution becomes due to a participant, retired participant or the participant’s beneficiary, the same shall not have been claimed, provided due care shall have been exercised in attempting to make such distribution, the amount thereof shall be treated as forfeited and applied as provided for in ARTICLE XI.

15.6	Accrued Benefit. The term “accrued benefit” shall mean the value of a participant’s account or accounts in the investment options in this Plan.

15.7

Uniform Administration. Whenever in the administration of the Plan any action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of shareholders of the Company, highly compensated participants or participants whose principal duties consist of supervising the work of others.

15.8

Beneficiary. The word “beneficiary” shall be deemed to include the estate of the participant, dependents of the participant, persons who are the natural objects of the participant’s bounty and any person or entity designated by the participant to share in the

- Page 35 -

benefits of the Plan and Trust after the death of the participant. Wherever the rights of participants are stated or limited herein, their beneficiaries shall be bound thereby.

15.9

Severability. In the event that any provision of this Plan and Trust shall be held invalid or illegal for any reason, such determination shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such invalid or illegal provision had never been included in the Plan. This Plan shall be construed in accordance with the Laws of the State of Missouri.

15.10	Articles. Titles of Articles are for general information only and this Plan shall not be construed by reference to such titles.

15.11	Gender. Words used in the masculine gender shall be read and construed to include the feminine gender.

15.12	Plural. Wherever required, the singular of any word in this Plan and Trust shall include the plural and the plural may be read in the singular.

15.13

Disability. The term “disability” as used in this Plan means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

15.14	Retirement Dates.

(a)

Commencing January 1, 1988, the normal retirement date for all employees participating in this Plan shall be the earlier of the first (1st) day of the month following attainment of sixty (60) years of age or the first (1st) day of the month following attainment of fifty-five (55) years of age and completion of five (5) years of employment. For purposes of determining the completion of five (5) years of employment, the years of employment of an employee of Old American Insurance Company prior to November 1, 1991 shall not be taken into account.

(b)

For the purposes of this Plan, a participant who reaches his or her normal retirement date shall be deemed to have retired on such date and shall thereupon become entitled to the retirement benefits herein, except as provided in Subparagraph (c). The value of all contributions allocated to the participant’s respective accounts shall be one hundred percent (100%) vested.

(c)

A participant may continue employment for purposes herein beyond his or her normal retirement date and the participant will commence receiving benefits on his or her actual retirement date; provided, however, distributions to a five percent (5%) owner of the Company as defined in the Internal Revenue Code shall commence no later than April 1st of the calendar year following the calendar year in which the participant attains age seventy and one-half (70 ½) and distributions

- Page 36 -

to other participants shall commence no later than April 1st of the year in which such other participant attains the age of seventy and one-half (70 ½), unless such other participant shall have attained age seventy and one-half (70 ½) prior to January 1, 1988 and was not a five percent (5%) owner at any time during the period beginning with the Plan year ending with the year in which he attained age sixty-six and one-half (66 ½) and any subsequent year. Contributions may be continued until such actual retirement date at the option of the participant. Effective January 1, 1989, the minimum distribution and the minimum distribution incidental benefit requirements of Internal Revenue Code Proposed Regulations 1.401(a)(9)-1 and 1.401(a)(9)-2 are hereby incorporated by reference. Effective January 1, 1997, for participants other than a five percent (5%) owner of the Company, distributions shall commence no later than April 1st of the calendar year following the later of:

(i)	The year in which the participant attains age 70 ½, or
(ii)	The year in which the participant retires.

All required minimum distributions shall be determined and made in accordance with Appendix A.

15.15

Initial Qualification. The Company reserves the right to have all its contributions returned to it free of this Trust, and to terminate said Plan and Trust, if the Trust does not initially meet the qualification requirements of the Internal Revenue Code.

15.16

Company. The term “Company” means Kansas City Life Insurance Company, a Missouri Corporation, Sunset Life Insurance Company of America, a Missouri Corporation, Old American Insurance Company, a Missouri Corporation and any other subsidiary corporation of Kansas City Life Insurance Company required to be treated as a single employer under Internal Revenue Code Section 414(b), (c), (m) and (o), any or all of which may sometimes be referred to herein as affiliated corporations.

15.17

Employee. The term “employee” shall mean any person employed by Kansas City Life Insurance Company or any subsidiary corporation under the rules of common law and shall not include agents, general agents, consultants or other independent contractors, or, effective January 1, 1989, leased employees as defined in Section 414(n) or (o) of the Internal Revenue Code. Effective January 1, 1997, “leased employee” shall mean any person other than an employee of the Company who has performed services for the Company under an agreement between the Company and a leasing organization on a substantially full time basis for at least one (1) year, provided such services are performed under the primary direction or control by the Company.

Leased employees shall not participate in this Plan. Furthermore, a person who is not designated as an “employee” in the Company’s employment records during a particular period of time, including a person designated as an “independent contractor”, is not considered to be an employee during that period of time. Such a person shall not be considered to be an employee even if a determination is made by the Internal Revenue

- Page 37 -

Service, the Department of Labor or any other government agency, court or other tribunal, that such person is an employee for any purpose, unless and until the Company in fact designates such person as an employee for purposes of this Plan. If such a designation is made, the designation shall be applied prospectively only unless the Company specifically provides otherwise.

15.18

Agents. Commencing January 1, 1990, no life insurance salesperson of Kansas City Life Insurance Company, sometimes referred to herein as “agent” shall be eligible to participate. Accounts of all participating agents shall be finally valued on the last business day of December, 1989, shall be one hundred percent (100%) vested and shall be paid to them in January, 1990 in such form as permitted by the provisions of this Plan. No further deferral in this Plan shall be permitted.

15.19	Company Stock. The term “Company stock” shall mean shares of the common capital stock of Kansas City Life Insurance Company.

15.20

Executive Committee. Wherever in the Plan and Trust the term “Executive Committee” is used, it shall be taken to mean only the Executive Committee of the Board of Directors of Kansas City Life Insurance Company.

15.21	Board of Directors. Wherever in the Plan and Trust the term “Board of Directors” is used, it shall be taken to mean only the Board of Directors of Kansas City Life Insurance Company.

15.22	Maximum Limitation. Commencing January 1, 1983, in no event shall the sum of the annual additions to a participant’s account for any Plan year exceed the lesser of:

(a)	Thirty thousand dollars ($30,000.00) (subject to annual adjustments pursuant to Internal Revenue Code Section 415(d) and regulations), or

(b)	Twenty-five percent (25%) of such participant’s compensation.

Commencing January 1, 2002, except for Paragraph 3.1 and Internal Revenue Code Section 414(v), the annual additions to a participant’s account for any Plan year shall not exceed the lesser of:

(a)	Forty thousand dollars ($40,000.00) subject to annual adjustments pursuant to Internal Revenue Code Section 415(d), or

(b)

One hundred percent (100%) of such participant’s compensation within the meaning of Internal Revenue Code Section 415(c)(3) for the Plan year, as determined under Paragraph 3.2(b) of the Plan and Trust.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service within the meaning of Internal Revenue Code Sections 401(h) or 419A(f)(2) which is otherwise treated as an annual addition.

- Page 39 -

15.23

Annual Additions. For the purposes of this Plan, “annual addition” shall be the sum for any year of the Company contributions plus the amount of any employee contributions, plus the forfeitures, as further defined in Internal Revenue Code Regulation section 1.415(c)-1.

15.24

Annual Additions Reduction. If any participant is a participant under any other defined contribution plan maintained by the Company, the total of the annual additions to such participant’s account from all such defined contribution plans shall not exceed the limitations set forth in Paragraph 15.22. Beginning on January 1, 2008, any excess annual additions shall be corrected through the Employee Plans Compliance Resolution System. Prior to January 1, 2008, if it is determined that as a result of the limitation set forth in the preceding sentence, the annual additions to the participant’s account in this Plan are excessive, a reduction of such annual additions shall be effected by a return to the participant of a dollar amount (with any earnings attributable to the dollar amount) from his elective accounts, which with an equal amount of the Company’s contributions accounted for in accordance with the following formula, eliminates such excess: The excess amounts in the participant’s matching Company contributions account in the Kansas City Life Stock Investment option must be used to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for that participant if that participant is covered by the Plan as of the end of the limitation year. However, if the participant is not covered by the Plan as of the end of the limitation year, then the excess amounts must be held in unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all of the remaining participants in the Plan in accordance with the rules set forth in Subparagraph (6)(i) of Regulation Section 1.415-6(b). Furthermore, the excess amounts must be used to reduce the Company contributions for the next limitation year (and succeeding limitation years, as necessary) for all of the remaining participants in the Plan. For purposes of this Paragraph, excess amounts may not be distributed to participants or former participants.

15.25

Annual Additions Reduction. If any participant is a participant under a defined benefit plan maintained by the Company, the sum of the defined benefit plan fraction for a Plan year and the defined contribution plan fraction for that year shall be no greater than one (1.00). If it is determined that the limitation set forth in the preceding sentence has been exceeded, the numerator of the defined benefit plan fraction shall be adjusted by freezing or adjusting the rate of benefit authorized by the defined benefit plan so that the sum of both fractions shall not exceed one (1) for the respective participant. Effective January 1, 2000, this Paragraph shall not apply.

15.26	Retirement Plan. As used in this section, the words “retirement plan” shall mean:

(a)	Any profit sharing, pension or stock bonus plan described in Section 401(a) and 501(a) of the Internal Revenue Code;

(b)	Any annuity plan or annuity contract described in Section 403(a) or 403(b) of the Internal Revenue Code;

- Page 40 -

(c)	Any qualified bond purchase plan described in Section 405(a) of the Internal Revenue Code; and

(d)	Any individual retirement account, individual retirement annuity or retirement bond described in Section 408(a), 408(b) or 409 of the Internal Revenue Code.

15.27

Defined Contribution Plan. As used in this section, the words “defined contribution plan” shall mean a retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains and losses and any forfeitures of accounts of other participants which may be allocated to such participant’s accounts.

15.28	Defined Benefit Plan. As used in this section, the words “defined benefit plan” shall mean any retirement plan which is not a defined contribution plan.

15.29	Defined Benefit Plan Fraction. As used in this section, the words “defined benefit plan fraction” shall mean, for any Plan year, a fraction,

(a)

The numerator of which is the projected annual benefit of the participant, that is, the annual benefit to which the participant would be entitled under the terms of the defined benefit plan on the assumptions that the participant continues employment until his or her normal retirement date as determined under the terms of the defined benefit plan, that his or her compensation continues at the same rate as in effect in the Plan year under consideration until his or her normal retirement date and that all other relevant factors used to determine benefits under such defined benefit plan remain constant as of the current Plan year for all future Plan years, under all defined benefit plans maintained by the Company, determined as of the close of the Plan year; and,

(b)

The denominator of which is the lesser of: (i) the maximum dollar limit for such year (for example, ninety thousand dollars ($90,000.00) for 1983, and adjusted annually for increases in the cost of living as permitted under Section 415(d) of the Internal Revenue Code) times 1.25 or (ii) the percentage of compensation limit for such year times 1.4. Effective January 1, 2000, this Paragraph shall not apply.

15.30	Defined Contribution Plan Fraction. As used in this section, the words “defined contribution plan fraction” shall mean, for any Plan year, a fraction,

(a)	The numerator of which is the sum of the annual additions to the participant’s account under all defined contribution plans maintained by the Company in that Plan year; and,

(b)	The denominator of which is the sum of the lesser of the following amounts, determined for the year and for each prior year of service with the Company: (i)

- Page 41 -

the product of 1.25 multiplied by the dollar limitation in effect for the year or (ii) the product of 1.4 multiplied by the percentage of compensation limit (IRC 415(e)(3) as amended).

(c)

In computing the defined contribution plan fraction above, for years ending after December 31, 1982, at the election of the Company, the amount to be taken into account for all years ending before January 1, 1983, may be computed to be an amount equal to the denominator of the fraction, as in effect for the year ending in 1982, multiplied by a transition fraction,

1.

The numerator of which is the lesser of (i) fifty-one thousand eight hundred seventy-five dollars ($51,875.00) or (ii) 1.4 multiplied by twenty-five percent (25%) of the participant’s compensation for the year ending in 1981; and,

2.

The denominator of which is the lesser of (i) forty-one thousand five hundred dollars ($41,500.00) or (ii) twenty-five percent (25%) of the participant’s compensation for the year ending in 1981. Effective January 1, 2000, this Paragraph shall not apply.

15.31

Affiliated Company Participation. Notwithstanding anything in this Agreement to the contrary, no employee of any subsidiary or affiliated corporation of Kansas City Life Insurance Company shall have the right to make contributions to this Plan unless such Plan shall have been adopted by the corporation for which such employee is employed.

15.32

Highly Compensated Person. Prior to January 1, 1997, the term “highly compensated person”, for the purposes of this Plan, shall mean any employee who at any time during the preceding year or the look-back year,

(a)	Was a five percent (5%) owner of the Company, or

(b)	Had compensation in excess of seventy-five thousand dollars ($75,000.00) per year, or

(c)

Was in the highest paid twenty percent (20%) of the employees of the Company (ranked on the basis of compensation paid during such year) with compensation in excess of fifty thousand dollars ($50,000.00) per year (top-paid group), or

(d)

Was an officer with compensation in excess of fifty percent (50%) of the amount in effect under IRC Section 415(b)(1)(A) for such year (counting at least one (1) officer, regardless of compensation; but counting no more than fifty (50) or if less, ten percent (10%) of all employees or three (3) employees, whichever is greater).

In the case of the year for which the relevant determination is being made, an employee not described in Subparagraph (b), (c) or (d) for the preceding year (without regard to this

- Page 42 -

Paragraph) shall not be treated as described in Subparagraph (b), (c) or (d) unless such employee is a member of the group consisting of the one hundred (100) employees paid the greatest compensation during the year for which such determination is being made.

For purposes of this Paragraph, “look-back year” shall be the twelve (12) month period immediately preceding the year for which the relevant determination is being made and the term “compensation” shall be compensation defined in Paragraph 3.2 including additional amounts described in Code Sections 125, 402(e)(3), 402(h) and 403(b).

If an employee is a “family member” of a five percent (5%) owner or of a highly compensated employee who is one of the ten (10) most highly compensated employees ranked on the basis of compensation paid by the employer during such year, the employee and the five percent (5%) owner or top ten (10) highly compensated employees will be aggregated and treated as a single employee receiving compensation and a Plan contribution that is based on the compensation or Plan contribution of such employee and five percent (5%) owner or top ten (10) highly compensated employee. For this purpose, “family member” shall mean the employee’s spouse and lineal ascendants or descendants and the spouses of the lineal ascendants or descendants. Effective January 1, 1997, for purposes of Subparagraph (e) below, an employee who is a “family member” of a five percent (5%) owner at any time during the year shall be considered a highly compensated person regardless of compensation. For this purpose, “family member” shall mean the five percent (5%) owner’s spouse, child, parent or grandchild.

Effective January 1, 1997, “highly compensated person” shall mean an employee who:

(e)	Was a five percent (5%) owner of the Company at any time during the year or preceding year, or

(f)	For the preceding year

1.     Had compensation as defined in Code Section 415(c)(3) from the Company in excess of $80,000.00, and

2.     If the Company elects the application of this clause for the preceding year, was in the group consisting of the top twenty percent (20%) of the employees ranked on the basis of compensation paid during such preceding year.

The dollar amounts in Subparagraphs (b), (c) and (f)1 shall be adjusted at the same time and in such manner as under Code Section 415(d) and Regulations thereunder.

In determining who is a highly compensated person, all employers required to be aggregated under subsections (b), (c), (m), (n) and (o) of Code Section 414 shall be taken into account as a single employer. However, leased employees within the meaning of Code Sections 414(n) and (o) shall not be considered employees if the leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the employer.

- Page 43 -

If a former employee separated from service prior to the calendar year and was an active highly compensated person in the year of separation, or in any year after attaining fifty-five (55), the former employee was counted as a highly compensated person, the former employee shall be treated as an employee for purposes of determining the number of highly compensated persons. However, if such former employee separated from service prior to 1987, the former employee will be treated as a highly compensated person only if during the separation year (or the year preceding the separation year) or any year after the employee attained age fifty-five (55) [or the last year ending before the employee’s fifty-fifth (55th) birthday], the former employee received compensation in excess of fifty thousand dollars ($50,000.00) or was a five percent (5%) owner.

For purposes of determining the number of employees in Sub-Paragraphs (c) and (f)2, nonresident aliens shall not be treated as employees. Employees who (1) have not completed six (6) months of service, or (2) normally work less than seventeen and one-half (17 ½) hours per week, or (3) normally work less than six (6) months during any year, or (4) have not attained age twenty-one (21) shall also be excluded (but these latter employees will still be considered for purposes of identifying the particular employees in the top-paid group), and (5) to the extent allowable under regulations, employees covered by a collective bargaining agreement between the Company and employee representatives.

15.33

Direct Rollovers. The provisions of this Paragraph shall be effective January 1, 1993 and apply to distributions after January 1, 1993. Notwithstanding any provision of this Plan to the contrary, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrative Committee may prescribe the time and manner in which this election is made.

As used in this Paragraph, “eligible rollover distribution”, “eligible retirement plan”, “distributee” and “direct rollover” shall mean:

(a)	“Eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee. However, an eligible rollover distribution shall not include:

(i)

Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary or for a specified period of ten (10) years or more;

(ii)	Any distribution required under Code Section 401(a)(9); or

(iii)	Beginning January 1, 1999, any hardship distribution described in Code

- Page 44 -

Section 401(k)(2)(B)(i)(IV) received after December 31, 1998 and, beginning January 1, 2002, any amount distributed on account of hardship; or

(iv)

The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities. However, beginning January 1, 2002, a portion of the distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after tax employee contributions which are not includable in gross income. Such portion may be transferred only to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution which is includable in gross income and the portion of the distribution which is not so includable.

(b)	“Eligible retirement plan” is:

(i)	An individual retirement account (described in Code Section 408(a)) or individual retirement annuity (described in Code Section 408(b)); or

(ii)	An annuity plan (described in Code Section 403(a)); or

(iii)

A qualified trust (described in Code Section 401(a)) that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse and, beginning January 1, 2007, a non-spouse beneficiary, eligible retirement plan shall mean only the items in (i) above.

(iv)

Beginning January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(c)

“Distributee” shall include an employee or former employee. An employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order (defined in Code Section 414(p)) are distributees with regard to the interest of the spouse or former spouse.

(d)	“Direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

- Page 45 -

The value of a participant’s accounts in the Kansas City Life Stock Investment option attributable to the participant’s elective contributions and the Company’s matching contributions and profit sharing contributions may at the option of the participant, be distributed in the form of Company stock as provided in Paragraph 10.4.

15.34

Participants who Enter Armed Forces. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Further, the repayment of any elective account loan made under Paragraph 9.5 will be suspended as permitted by Code Section 414(u)(4).

15.35

Contribution Under Mistake of Fact. If a contribution is made by the Company by a mistake of fact, such contribution may be returned to the Company within one (1) year after the payment of the contribution. Any contribution returned to the Company shall not include any investment earnings thereon, but shall be net of any investment losses thereon.

15.36

Contributions Conditioned on Deductibility. Company contributions are expressly conditioned upon deductibility of contributions under Section 404 of the Internal Revenue Code. If any part or all of a contribution is disallowed as a deduction under Section 404, then to the extent a contribution is disallowed as a deduction, it may be returned to the Company within one (1) year after the later of the date of payment of the contribution or the date the deduction for the contribution was disallowed. Any contributions returned shall not include any investment earnings thereon, but shall be net of any investment losses thereon.

- Page 46 -

ARTICLE XVI

Top Heavy Provisions

16.1

Compensation Limits. With respect to compensation as defined in this Plan, for any Top Heavy Plan year, compensation in excess of two hundred thousand dollars ($200,000.00), or such other amount as the Secretary of the Treasury may designate, shall be disregarded. Beginning January 1, 1989, compensation to be disregarded shall be the amount stated in Paragraph 3.2. Furthermore, for the purposes of this ARTICLE XVI, compensation shall be as defined in Paragraph 3.2.

16.2	Key Employee. “Key employee” means any employee or former employee (and the employee’s beneficiaries) who, at any time during the Plan year or any of the preceding four (4) Plan years, is:

(a)

An officer of the Company, as that term is defined within the meaning of the regulations under Internal Revenue Code Section 416. For the years 1984 through 1987, an officer is not treated as a key employee if the officer has an annual compensation of forty-five thousand dollars ($45,000.00) or less.

(b)

One of the ten (10) employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in all employers required to be aggregated under Code Sections 414(b), (c) and (m). However, an employee will not be considered a top ten (10) owner for a Plan year if the employee earns less than thirty thousand dollars ($30,000.00) or such other amount adjusted in accordance with Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls.

(c)

A five percent (5%) owner of the Company. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the total combined voting power of all stock of the Company.

(d)

A one percent (1%) owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000.00). “One percent (1%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has compensation of more than one hundred fifty thousand dollars ($150,000.00), compensation from each employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account.

- Page 47 -

16.3	Non-Key Employee. “Non-key employee” means any employee who is not a key employee.

16.4

Super Top Heavy Plan. “Super Top Heavy Plan” means, for Plan years commencing after December 31, 1983, that, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of the Company’s aggregation group, exceeds ninety percent (90%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of the Company’s aggregation group.

16.5

Top Heavy Plan. “Top Heavy Plan” means, for Plan years commencing after December 31, 1983, that, as of the determination date, (1) the present value of accrued benefits of key employees or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of the Company’s aggregation group, exceeds sixty percent (60%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of the Company’s aggregation group.

16.6	Top Heavy Plan Year. “Top Heavy Plan year” means any calendar year after December 31, 1983 in which the Plan is a top heavy plan.

16.7	Top Heavy Plan Requirements.

(a)	For any “Top Heavy Plan year”, the following provisions shall apply notwithstanding any other provision in this Plan to the contrary:

1.

Any person who is a participant in this Plan in any year in which it shall be a “Top Heavy Plan” shall have benefits vested in accordance with the following schedules: twenty percent (20%) after two (2) years of service; forty percent (40%) after three (3) years of service; sixty percent (60%) after four (4) years of service; eighty percent (80%) after five (5) years of service; and one hundred percent (100%) after six (6) years of service. Effective January 1, 1989, there shall be no decrease in a participant’s nonforfeitable percentage in the event the Plan’s status as top heavy changes for any year. Further, if the vesting schedule shifts in and out of the above schedule for any year because the Plan’s top heavy status changes, such shift shall be considered an amendment of the vesting schedule. If this occurs, each participant with at least three (3) years of service with the Company may elect to have his or her nonforfeitable percentage determined without regard to the shift.` The election period will begin with the date the deemed amendment is made and shall end on the later of:

(a)	Sixty (60) days after the deemed amendment is adopted;

(b)	Sixty (60) days after the deemed amendment is effective; or

- Page 48 -

(c)	Sixty (60) days after the participant is issued written notice of the deemed amendment by the Administrative Committee.

2.

Notwithstanding anything in this plan to the contrary, for any Top Heavy Plan Year, the Company shall make a minimum contribution for each non-key employee equal to three percent (3%) of such non-key employee’s salary, which shall be invested and accounted for in The Kansas City Life Stock Investment option.

3.

For any year in which this Plan is top heavy, each non-key employee will receive a minimum contribution if the non-key employee has not separated from service at the end of the top heavy year, regardless of whether the non-key employee has less than one thousand (1,000) hours of service in such year. Furthermore, such non-key employee shall receive such minimum contribution regardless of his or her level of compensation and regardless of whether the non-key employee declines to make a mandatory personal contribution. No such minimum contribution made by the Company pursuant to these top heavy provisions shall be subject to forfeiture if a non-key employee withdraws his or her mandatory contributions.

4.

Notwithstanding the foregoing, so long as any non-key employee is covered by both the Company’s Pension Plan and this Plan, the minimum contribution required herein shall be satisfied by the accrual of the defined benefit minimum by the respective non-key employee for any top heavy year.

5.

If the Company shall be maintaining both this Plan and a defined benefit plan in any top heavy year, a factor of 1.0 must be applied to the denominators of the defined benefit and defined contribution fractions.

16.8	Determination of Top Heavy Status.

(a)

This Plan shall be a Top Heavy Plan for any Plan year commencing after December 31, 1983, in which, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of an aggregation group, exceeds sixty percent (60%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of an aggregation group.

If any participant is a non-key employee for any Plan year, but such participant was a key employee for any prior Plan year, such participant’s present value of accrued benefit and/or aggregate account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any aggregation group which includes this Plan is a Top Heavy group).

- Page 49 -

(b)

This Plan shall be a Super Top Heavy Plan for any Plan year commencing after December 31, 1983, in which, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of an aggregation group, exceeds ninety percent (90%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of an aggregation group.

(c)	Aggregate account. A participant’s aggregate account as of the determination date is the sum of:

1.	The participant’s account balance as of the most recent valuation occurring within a twelve (12) month period ending on the determination date.

2.	Contributions that would be allocated as of a date not later than the determination date, even though those amounts are not yet made or required to be made.

3.

Any Plan distributions made within the Plan year that includes the determination date or within the four (4) preceding Plan years. However, in the case of distributions made after the valuation date and prior to the determination date, such distributions are not included as distributions for Top Heavy purposes to the extent that such distributions are already included in the participant’s aggregate account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, will be counted.

4.

Any employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the participants aggregate account balance.

(d)	“Aggregation group” means either a required aggregation group or a permissive aggregation group as hereinafter determined.

1.

Required aggregation group. In determining a required aggregation group hereunder, each Plan of the Company in which a key employee is a participant and each other Plan of the Company which enables any Plan in which a key employee participates to meet the requirements of Code Sections 401(a)(4) and 410, will be required to be aggregated. Such group shall be known as a required aggregation group and shall include any terminated plan which if it had not been terminated would have been required to be included in the aggregation group.

In the case of a required aggregation group, each Plan in the group will be considered a Top Heavy Plan if the required aggregation group is a Top

- Page 50 -

Heavy group. No Plan in the required aggregation group will be considered a Top Heavy Plan if the required aggregation group is not a Top Heavy group.

2.

Permissive aggregation group. The Company may also include any other Plan not required to be included in the required aggregation group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Internal Revenue Code Sections 401(a) or 410. Such group shall be known as a permissive aggregation group.

In the case of a permissive aggregation group, only a Plan that is part of the required aggregation group will be considered a Top Heavy Plan if the permissive aggregation group is a Top Heavy group. No Plan in the permissive aggregation group will be considered a Top Heavy Plan if the permissive aggregation group is not a Top Heavy Plan group.

3.	Only those Plans of the Company in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such Plans are Top Heavy Plans.

4.

For purposes of determining the present value of the cumulative accrued benefit for any employee or the amount of the account of any employee, the value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five year period ending on the determination date. The preceding sentence also applies to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group. If any individual is a non-key employee with respect to any plan for any plan year, but such individual was a key employee with respect to such plan for any prior plan year, any accrued benefit for such employee (and the account of such employee) shall not be taken into account. The accrued benefit of an employee who has performed no services for the Company during the five (5) year period ending on the determination date will not be taken into account.

(e)	“Determination date” means (1) the last day of the preceding Plan year or (2) in the case of the first Plan year, the last day of such Plan year.

(f)

Present value of accrued benefit. In the case of a defined benefit plan, a participant’s present value of accrued benefit shall be as determined under the provisions of the applicable defined benefit plan.

(g)	“Top Heavy group” means an aggregation group in which, as of the determination date, the sum of:

1.	The present value of accrued benefits of key employees under all defined

- Page 51 -

benefit plans included in the group; and

2.	The aggregate accounts of key employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all participants.

(h)

Notwithstanding anything herein to the contrary, the effective date otherwise provided for herein for the application of Code Section 416 to this Plan (Plan years beginning after December 31, 1983) shall be extended in accordance with any legislative act of Congress.

16.9	Modification of Top Heavy Rules.

(a)

For Plan years beginning after December 31, 2001, this Paragraph shall apply for purposes of determining whether the Plan is top heavy under code Section 416(g) and whether the Plan satisfies the minimum requirements of Code Section 416(c) for such years. This Paragraph amends Paragraphs of this ARTICLE XVI, including, but not limited to, part or all of Paragraphs 16.2, 16.7(a)1 and (a)2 and 16.8(c)(3).

(b)

“Key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan year that includes the determination date was an officer of the Company having annual compensation greater than $130,000.00 [as adjusted under Code Section 416(i)(l)] for Plan years beginning after December 31, 2002, a five percent (5%) owner of the Company or a one percent (1%) owner of the Company having annual compensation of more than $150,000.00. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date, the following shall apply:

1.

The present value of accrued benefits and the amounts of account balances of a employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “five (5) year period” for” one (1) year period”.

- Page 52 -

2.	The accrued benefits and accounts of any individual who has not performed services for the Company during the one (1) year period ending on the determination date shall not be taken into account.

(d)

Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(e)

Notwithstanding the foregoing, so long as any non-key employee is covered by both this Plan and the Kansas City Life Insurance Company Cash Balance Pension Plan, the minimum contribution required herein shall be satisfied by the accrual of the defined benefit minimum by the respective non-key employee for any top heavy year.

*******

- Page 53 -

IN WITNESS WHEREOF, the Company has caused this THIRTY-FIRST AMENDMENT to be executed by its authorized Officers and its Corporate Seal to be hereunto affixed and the Trustees have executed this Trust, all on the 9th day of July, 2009.

KANSAS CITY LIFE INSURANCE COMPANY

By: /s/ William A. Schalekamp
                                                            William A. Schalekamp
Its:	Senior Vice President

ATTEST:

By: /s/ Kimberly K. Farrow
            Kimberly K. Farrow
Its:	Assistant Secretary

/s/ Mark A. Milton

Mark A. Milton

/s/ Charles R. Duffy

Charles R. Duffy

/s/ Tracy W. Knapp Tracy W. Knapp
TRUSTEES

- Page 54 -